SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: July 6, 2004
                                  -----------
                       (Date of earliest event reported)


                              DATAMEG CORPORATION
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             (Exact name of registrant as specified in its charter)

NEW YORK                         000-12493                13-3134389
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(State or Other           (Commission File Number)       (IRS Employer
Jurisdiction of                                         Identification No.)
Corporation)


             P.O. Box 130145, Boston, MA                      02113
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      (Address of principal executive offices)              (Zip Code)



                  Registrant's telephone number (617) 875-4892


                                        N/A
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        (Former name and former address, if changed since last report.)



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Item 5. Other Events.

DataMEG Corp (the "Company") issued a press release, dated June 30, 2004 entitled: "Datameg Corp. Subsidiary North Electric Company, Inc. Receives Letter of Intent to Establish a Business Relationship Encompassing the Product Evaluation of Their NAS-6131 Network Assurance System and a Product Distribution Agreement Covering the Canadian Market Place " The press release is in its entirety below:

Press Release

Datameg Corp. Subsidiary North Electric Company, Inc. Receives Letter of Intent to Establish a Business Relationship Encompassing the Product Evaluation of Their NAS-6131 Network Assurance System and a Product Distribution Agreement Covering the Canadian Market Place Wednesday June 30, 1:02 pm ET

RALEIGH, N.C., June 30 /PRNewswire/ -- Datameg Corp. (OTC Bulletin Board: DTMG -
News) announced today that their wholly-owned subsidiary, North Electric Company, Inc. (NECI) has received a Letter of Intent (LOI) from Canadian based Cortex Networks to evaluate NECI's NAS-6131 Network Assurance System to determine compatibility with their Network Testing Services business. The LOI also covers a product Distribution Agreement from Cortex Networks which will facilitate the introduction of the NAS-6131 Network Assurance System into the Canadian market place.

Cortex Networks is a provider of voice and data networking solutions for customers in both the Enterprise and Carrier space. Cortex's Test Services Division offers full product and network testing analysis, as well as network monitoring. In addition, Cortex distributes and supports best in breed products for SS7, IP and Ethernet networks. Based in Canada, Cortex has been servicing Service Providers, Enterprise, Hardware Vendors and Government customers across Canada since 2000.

Shawn Delay, Vice President, Cortex Networks stated, "We are very excited about this business relationship. We are anxious to execute the Distribution Agreement as soon as possible. We've had various requests from major Canadian carriers looking for a solution with these capabilities. We anticipate the NAS 6131 equipment to be delivered and the evaluation for use in our Network Testing Services business to commence before July 30, 2004 and expect positive results in this area as well."

Andrew Benson, President Datameg Corp. stated, "This is a significant event that we are pleased with. Our goal to complete the development of the NAS-631 Network Assurance System at NECI and to facilitate the initial sale and lab evaluation of the system in the open market has been achieved. We expect that we will begin to see additional lab evaluation and system integration orders as a regular part of the NECI business operation. In fact, we have received a verbal commitment this week to initiate a field trial of the NAS-631 in a live operating network, with one of the telecommunication industry's largest Voice Over Internet Protocol (VoIP) service providers. We expect to have the field trial documentation finalized to commence this event in the next few weeks."

Dan Ference, President NECI stated "NECI is also very excited about Cortex Networks as a business partner. Cortex Networks provides us an excellent mechanism to sell into the Canadian market and an opportunity to have our product evaluated for use in a service bureau type environment. We are equally excited about the verbal commitment we received this week and are anxious to begin the field trial detailed planning."

For further information about this release and the business on-goings at DTMG, contact Rich Kaiser, Investor Relations, YES INTERNATIONAL # 800-631-8127.

Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "expect", "anticipate", "could", "would", "will", and "may" and other words of similar nature. Certain important factors and risks could cause results to differ materially from those anticipated by the statements herein. Such factors and risks include Datameg's history of net losses and inability to generate operating revenues, the company's need for additional funding, the development of viable products by Datameg's subsidiaries, Casco Communications and North Electric Company, and the business conditions and growth in the related areas of telecommunications, wireless and digital transmission, and in the economy in general. Other factors include the competitive pressures from the rapid pace of alternative technology advancements and Datameg's ability to gain market acceptance of its products in development. These and other risks may be detailed from time to time in Datameg's filings with the Securities and Exchange Commission. Neither Datameg nor its subsidiaries undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Source: Datameg Corp.

SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAMEG CORP. (Registrant)

Date:July 6, 2004

 By: /s/ Andrew Benson
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 Andrew Benson
 President and Sole Director
 (Principal executive and principal financial officer)